                                                                   EXHIBIT 10.15

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                        EXECUTIVE EMPLOYMENT AGREEMENT



                                    BETWEEN



                    INFORMATION MANAGEMENT RESOURCES, INC.



                                      AND



                                SATISH K. SANAN



                                     DATED



                               October 31, 1996

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

                               TABLE OF CONTENTS

                        EXECUTIVE EMPLOYMENT AGREEMENT

PARAGRAPH                                                           PAGE NO.
---------                                                           --------

1.BACKGROUND.......................................................... 1

2.DEFINITIONS......................................................... 1

3.EMPLOYMENT.......................................................... 4

4.RESPONSIBILITIES.................................................... 4

5.COMPENSATION AND REIMBURSEMENTS..................................... 5

6.TERMINATION......................................................... 8

7.PROPRIETARY INFORMATION............................................. 9

8.NON-COMPETE.........................................................10

9.SEVERABILITY........................................................10

10.ATTORNEYS' FEES....................................................10

11.HEADINGS...........................................................11

12.NOTICES............................................................11

13.GENERAL PROVISIONS.................................................11

14.ENTIRE AGREEMENT...................................................11

                        Executive Employment Agreement

          This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 31st day of October, 1996 by and between Information Management Resources, Inc., a Florida corporation with its principal offices at 26750 U.S. Highway 19 North, Suite 500, Clearwater, Florida 30071 (the "Company") and Satish K. Sanan ("Employee"), an individual.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto, the parties do hereby covenant and agree as follows:

1.   Background.

          A. The Company is engaged in the business of providing applications software outsourcing solutions for the Information Technology departments of large businesses with intensive information processing needs.

          B. The Company desires to secure and retain the services of Employee in the office of President and Chief Executive Officer, and such services are considered by the Company to be valuable with regard to the Company's business.

          C. Employee has been serving as President and Chief Executive Officer of the Company, and Employee desires to continue in the full and active employ of the Company in accordance with the terms and conditions herein set forth, and the Company desires to retain Employee's valuable skills and services for the benefit of the Company.

          D. This Agreement supersedes and cancels the existing Employment Agreement between the Company and the Employee dated February 15, 1996 ("Prior Employment Agreement").

2. Definitions. As used in this Agreement and the Exhibits, the following terms shall have the meaning as set forth below, and the parties hereto agree to be bound by the provisions hereof:

          A. Area means the geographic area of the forty-eight (48) contiguous continental states of the United States which is the area in which operations are performed, supervised, or assisted in by Employee on behalf of the Company, both as of the date hereof and as are anticipated to be conducted throughout the Term.

          B.  Board of Directors means the Board of Directors of the Company.

          C. Company means Information Management Resources, Inc., a Florida corporation, and its successors.

          D. Company Business means the business engaged in by the Company of providing applications software outsourcing solutions for the Information Technology departments of large businesses with intensive information processing needs, and all ancillary activities relating to such services.

          E. Constructive Termination means a termination of this Agreement resulting from any material failure by the Company to fulfill its obligations under this Agreement which is not cured within twenty (20) days after receipt of written notice by the Company from Employee specifying the nature of the failure, which failure shall include, but shall not be limited to, (a) removal of Employee, other than removal as a result of a Termination With Cause or a Voluntary Termination, as Chief Executive Officer of the Company or any material change by the Company in the functions, duties or responsibilities of Employee from those in which Employee was engaged as Chief Executive Officer of the Company on the Effective Date, without the consent of Employee, or (b) a material, nonvoluntary reduction in Employee's Base Salary or any of Employee's benefits as set forth in Section 5.E.; or (c) the elimination of Employee's eligibility for bonus payments, or (d) any relocation of Employee by the Company, not agreed to by Employee, to a location other than Tampa, Florida. Constructive Termination shall occur only (A) after receipt by the Company of written notice from Employee specifying Employee's reasonable belief that an event of Constructive Termination has occurred, as defined herein, and the basis for such belief, and (B) if Employee provides such notice to the Company and the Board of Directors within sixty (60) days after the date of such event. The effective date of Employee's termination of employment shall be the date specified by the Employee which date must be not later than sixty (60) days after the giving of the notice specified in the immediately preceding sentence. Notice by Employee of Constructive Termination shall not constitute a Voluntary Termination for purposes of this Agreement.

          F.  Effective Date means the date first written above.

          G. Employee's Current Salary means, with respect to any payment obligation pursuant to this Agreement, an amount equal to the greater of (i) Employee's current base salary as of the date of any determination of Employee's Current Salary hereunder, plus an amount equal to the bonus compensation paid to the Employee for the most recent fiscal year, plus an amount equal to the annualized value of any and all benefits currently paid to or for the benefit of the Employee as set forth in Section 5.E.; or (ii) Employee's gross income as reported cumulatively on Employee's Form W-2 and any Form 1099 issued for the previous calendar year.

          H. Initial Term means the basic term of this Agreement, which shall be five (5) years, beginning on the Effective Date and ending on the date which is the fifth anniversary of the Effective Date.

          I. Permanent Disability means a physical or mental condition which renders Employee incapable of performing his regular duties hereunder for a period of one hundred twenty (120) consecutive days. In the event of any disagreement between Employee and the Company as to whether Employee is suffering from Permanent Disability, the determination of Employee's Permanent Disability shall be made by one or more board certified licensed physicians practicing the specialty of medicine applicable to Employee's disorder in the

Tampa, Florida metropolitan area in accordance with the provisions of this Subsection I. If either the Company or Employee desires to initiate the procedure provided in this Section, such party (the "Initiating Party") shall deliver written notice to the other party (the "Responding Party") in accordance with the provisions of this Agreement specifying that the Initiating Party desires to proceed with a medical examination and the procedures specified in this Subsection. Such notice shall include the name, address and telephone number of the physician selected by the Initiating Party (the "Disability Examination Notice"). If the Responding Party fails within thirty (30) days after the receipt of the Disability Examination Notice to designate a physician meeting the standards specified herein, the physician designated by the Initiating Party in the Disability Examination Notice shall make the determination of Permanent Disability as provided in this Section. If the Responding Party notifies the Initiating Party within thirty (30) days of the receipt by the Responding Party of the Disability Examination Notice by written notice specifying the physician selected by the Responding Party for purposes of this Subsection, then each of the two physicians as so designated by the respective parties shall each examine Employee. Examinations shall be made by each such physician within thirty (30) days of such physician's respective designation. Each physician shall render a written report as to whether Employee is in such physician's opinion suffering Permanent Disability. If the two physicians agree on the status of Employee for purposes of this Subsection, such determination shall be conclusive and dispositive for all purposes of this Subsection. If the two physicians cannot agree, the two physicians shall jointly select a third physician meeting the standards specified in this Subsection within thirty (30) days after the later report of the two physicians is submitted. The third physician shall render a written report on the status of Employee within thirty (30) days of selection and such report shall be dispositive for purposes of this Subsection. For purposes of this Subsection, Employee agrees that he shall promptly submit to such examinations and tests as such physicians shall reasonably request for purposes of making a determination of Permanent Disability as provided herein. Failure or refusal of the Company to designate a licensed physician to make a determination of Permanent Disability as required in accordance with this Subsection shall constitute a conclusive admission by the Company that Employee is not suffering from a Permanent Disability as provided herein. Failure or refusal of Employee to submit to the examination as required by this Subsection shall constitute a conclusive admission by Employee that Employee is suffering from a Permanent Disability as provided herein.

          J. Renewal Terms means the period, if any, following the Initial Term during which the Agreement is extended as set forth in Section 6.B.

          K.  Severance Amount shall have the meaning as set forth in
Section 5.C.

          L.  Term means the Initial Term and any Renewal Term.

          M. Termination Date means the following: (w) with respect to Termination With Cause, the date the Company notifies Employee in writing of the actions described in Subsection 2.N.(i) and the termination of this Agreement based thereon, or the date which is twenty (20) days after written notice of violation to Employee pursuant to Subsection 2.N.(ii) which violation is not cured by Employee; (x) with respect to the death of Employee, the date of his death; (y) with respect to Termination Without Cause, the date on which the Company gives

Employee notice of Termination Without Cause; and (z) with respect to Voluntary Termination, the date on which Employee unilaterally terminates his employment relationship with the Company.

          N. Termination With Cause means the termination of this Agreement and the employment relationship of Employee with the Company, only for the following:

              (i) Theft or embezzlement with regard to material property of the Company; or

              (ii) Continued neglect by Employee in fulfilling his duties as Chief Executive Officer of the Company as a result of alcoholism, drug addiction, or excessive unauthorized absenteeism, after written notification from the Board of Directors of such neglect, setting forth in detail the matters involved and Employee's failure to cure the problem resulting in such neglect within a reasonable time.

          O. Termination Without Cause means a termination by the Company of this Agreement and the employment relationship of Employee with the Company which is not a Termination With Cause, a Voluntary Termination or a Constructive Termination, including the expiration of the Term as a result of the decision of the Company at the end of the Initial Term or any Renewal Term not to renew this Agreement.

          P. Triggering Event means a termination of Employee's employment as a result of (i) a Termination Without Cause, or (ii) a Constructive Termination.

          Q. Voluntary Termination means (i) unilateral termination by Employee of his employment with the Company prior to or at the end of the Term and in the absence of a Triggering Event; (ii) termination occurring by reason of the Employee's death; or (iii) termination occurring by reason of the Employee's Permanent Disability. Notice by Employee to the Company of a failure by the Company to fulfill its obligations under the Agreement pursuant to Section 2.E. shall not constitute a Voluntary Termination for purposes of this Agreement.

3. Employment. The Company, through its Board of Directors, agrees to employ Employee in the office of President and Chief Executive Officer of the Company for the Term, and Employee agrees to accept such employment and office upon the terms and conditions set forth herein.

4. Responsibilities. Pursuant to this Agreement, Employee shall assume the responsibilities, perform the duties, and exercise the powers as President and Chief Executive Officer of the Company, as set forth in the Bylaws of the Company and consistent with the responsibilities, duties and powers exercised by Employee as Chief Executive Officer of the Company as of the Effective Date and such other duties as may be assigned from time to time by the Board of Directors.

5. Compensation and Reimbursements. The Company shall pay, and Employee agrees to accept, as partial compensation for services to be rendered hereunder during the Term, the remuneration described below.

          A. Annual Salary. The Company shall pay Employee a base annual salary as of the Effective Date of four hundred thousand dollars ($400,000) per year ("Base Salary"), subject to annual increases which, if granted, shall be effective on the first day of the Company's fiscal year, as the Board of Directors in its sole discretion deems appropriate in accordance with the Company's customary procedures regarding the salaries of its executive officers. Base Salary shall be payable according to the customary payroll practices of the Company, but in no event less frequently than monthly. Commencing on January 1, 1998, and on January 1 of each year ("Adjustment Date") during the Term of this Agreement, the Base Salary shall be increased by an amount equal to (a) the Base Salary then in effect multiplied by (b) a percentage, which percentage shall be
                      ----------
the year-to-year annual percentage increase in the CPI (Consumer Price Index For All Urban Consumers - All Cities - All Items, 1982 - 1984 = 100), as published by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter, the "CPI"), for the calendar year immediately preceding the Adjustment Date, as compared to the prior calendar year. If, during the Term of this Agreement, the CPI is terminated for any reason, then a substantially equivalent successor index shall be designated by the Employee and shall be used to determine increases in the Base Salary under this Section 5.A. If the CPI declines, the Base Salary shall not be decreased. The Board of Directors of the Company, in their sole discretion, may increase the amount of compensation provided in Section 5.A. (in an amount in excess of the CPI adjustment provided in Section 5.A. hereof) without the necessity of amending this Agreement, but the Company shall not decrease the Base Salary at any time during the Term of this Agreement. Any increase in the Base Salary shall not affect any of the other terms and conditions of this Agreement other than determination of severance allowance payable hereunder.

          B. Financial Performance Bonus. In addition to the Base Salary, Employee shall be eligible to receive a financial performance bonus (the "Financial Performance Bonus"), as described herein.

              (i) Financial Performance Bonus. Commencing on the Effective Date, and continuing in each fiscal year during the Term of this Agreement, Employee will receive an annual Financial Performance Bonus in an amount equal to 2% of the Company's consolidated pre-tax net income for the current year, to be determined without consideration for any bonus amounts under this Agreement. The Board of Directors of the Company, in their sole discretion, may increase the amount of the Financial Performance Bonus provided in Section 5.B. without the necessity of amending this Agreement, but the Company shall not decrease the Financial Performance Bonus at any time during the Term of this Agreement.

              (ii) Timing of Payments. The Financial Performance Bonus described under Section 5.B.(i) above will be determined and calculated by the accounting department of the Company and will be approved by the Board of Directors and paid by the Company to Employee within fifteen (15) days following the filing by the Company of its quarterly and annual reports on Forms 10-Q and 10-K (and in no event more than fifteen (15) days following the due date for such report).

              (iii) Draws and Reconciliations. Employee will be allowed to draw quarterly up to fifty percent (50%) of the estimated Financial Performance Bonus based on the budget for consolidated pre-tax net income adopted as part of the Company's business plan approved by its Board of Directors. All draws hereunder will be reconciled quarterly at the time of payment of the Financial Performance Bonus and will be fully reconciled at year-end; provided, however, that all draws hereunder will be non-interest bearing.

              (iv) Deductions and Withholdings. Employee shall be subject to such tax deductions and withholdings as are required by federal, state and local laws.

          C.  Severance Payments and Agreements.

              (i) Upon the occurrence of a Triggering Event, Employee shall be deemed to have earned the Severance Amount, as defined below, on the effective date of the Triggering Event. The obligation of the Company under this Subsection 5.C.(i) shall take the place of any other obligations of the Company under this Section 5 to pay to Employee the Employee's then Base Salary for the balance of the Term pursuant to Subsection 5.A.

              (ii) The Severance Amount shall be an amount equal to three (3) multiplied times Employee's Current Salary.

              (iii) Any Severance Amount payable pursuant to this Section shall be paid as follows: (a) fifty percent (50%) of such amount shall be payable immediately as of the date of the Triggering Event, and (b) the remaining fifty percent (50%) of such amount shall be paid over the twelve (12) month period thereafter according to the Company's payroll practices and procedures in effect at the time of the Triggering Event

              (iv) In addition to receiving payment of the Severance Amount, upon the occurrence of a Triggering Event, any and all stock options to purchase shares of the Company's stock which are held by Employee shall become one hundred percent (100%) vested and immediately exercisable as of the date of such Triggering Event, and shall be exercisable by Employee over the balance of the remaining stated term of any such stock options (which term shall be the term applicable to the Employee in the absence of termination of employment), notwithstanding any provision contained in the stock option agreement to the contrary.

              (v) Any controversy or claim arising out of or relating to whether termination of Employee's employment is due to a Triggering Event, or is a Termination With Cause, a Termination Without Cause, a Constructive Termination or a Voluntary Termination as provided herein, shall be settled by arbitration in accordance with the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). Arbitration shall be initiated by a party by giving notice in the manner set forth herein to the other party of its intention to arbitrate, which notice shall contain a statement setting forth the nature of the dispute, the amount claimed, if any, and the remedy sought. The initiating party shall then file a copy or copies of the notice as set forth under the Rules. Tampa, Florida shall be the location where the arbitration is held. The parties shall agree upon and appoint three (3) arbitrators in accordance with the Rules within twenty (20) days of the effective date of notice of arbitration; however, if the parties fail to make such designation within twenty (20) days, the AAA shall make the appointment. The determinations of such arbitrators will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the arbitrators may be entered in any such court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrators shall apply the laws of the State of Florida as to both substantive and procedural questions.

          D. Car Allowance. The Company shall pay a monthly car allowance on behalf of Employee payable monthly in accordance with customary practices of the Company of an amount to be mutually determined by Employee and the Board of Directors commensurate with Employee's executive office with the Company.

          E.  Insurance and Benefits.

              (i) The Company shall allow Employee to participate in or receive benefits under all employee and executive benefit plans or arrangements and perquisites of employment, including, without limitation, plans or arrangements providing for health and disability insurance coverage, life insurance for the benefit of Employee's beneficiaries, deferred compensation and pension benefits, and personal financial, investment, legal or tax advice, all at the highest level that is available through the Company to other senior officers of the Company subject to the same terms and conditions as apply to such other senior officers.

              (ii) Employee shall be entitled to all holidays recognized by the Company and vacation time for not less than four (4) weeks per year (plus such additional time as is available under the vacation policy of the Company in effect for senior officers) with continuing payment of all compensation as set forth herein. Employee shall be reimbursed by the Company for all expenses incurred on behalf of the Company in accordance with the then current reimbursement policies of the Company. Nothing paid to Employee under any plan, arrangement or perquisite presently in effect or made available in the future shall be deemed to be in lieu of the salary and other compensation or payments paid or payable to Employee under this Agreement.

              (iii) In the event of a termination of Employee's employment with the Company as a result of or in connection with a Triggering Event, Employee shall be entitled to continue to receive the insurance benefits set forth above (at the highest level of insurance benefits within the twelve (12) month period prior to such event and subject to the same terms and conditions as such insurance benefits were made available to Employee during this period, for a twenty-four (24) month period following the Triggering Event; provided, however, that in the event the Company is legally prohibited from providing a specified insurance benefit after termination of employment, it shall provide Employee the economic equivalent thereof.

              (iv) During the term of this Agreement, the Company shall reimburse Employee for all life insurance premiums paid by Employee for currently existing life insurance policies with an aggregate death benefit of approximately $8,000,000. The Employee shall be considered the owner of such policies and shall have the right to designate the beneficiaries thereof.

          F. Options. Employee shall be eligible to receive options (the "Options") to acquire shares of the Company's common stock. The exercise price of the Options shall be the fair market value (as such term is defined in the Company's then current Incentive Stock Option Plan) of the shares subject to such Option, as of the date of the grant of the Option. The terms of the Options, including the number of Options granted (if any) and the vesting provisions for the Options (if any), shall be determined by the Compensation Committee of the Board of Directors in its sole and absolute discretion. Upon the declaration of effectiveness by the Securities and Exchange Commission with respect to an initial public offering of the Company's common stock (the "Initial Public Offering"), Employee shall be granted options to acquire One Hundred Thousand (100,000) shares of the Company's common stock (the "1996 Options") at an exercise price equal to the price to the public in the Initial Public Offering. All of the 1996 Options shall vest on the first anniversary of the Effective Date, and shall be exercisable by Employee for a period of ten
(10) years after the date of the Initial Public Offering.

6.   Termination.

          A. This Agreement will commence on the Effective Date and shall continue during the Initial Term.

          B. In addition to the Initial Term, this Agreement shall be renewed automatically without the affirmative action of either party for additional periods of one (1) year each (each a "Renewal Term"), ad infinitum, unless either party gives written notice of non-renewal at least one hundred and eighty
(180) days prior to the expiration of the Initial Term or the then current Renewal Term.

          C. During the Term, the Company or Employee may terminate this Agreement, subject to the terms, conditions and obligations hereof, by any of the following events:

              (i) Mutual written agreement expressed in a single document signed by both the Company and Employee;

              (ii) Voluntary Termination by Employee upon not less than 180 days notice to the Company;

              (iii)  Termination Without Cause;

              (iv)   Termination With Cause; or

              (v)    Constructive Termination.

              Upon termination for any of the foregoing reasons, Employee shall continue to render services and shall be paid his Base Salary, Financial Performance Bonus and benefits up to the Termination Date. Any Severance Amount payable to Employee is in addition to the regular Base Salary, Financial Performance Bonus, and benefits which Employee shall receive up to the Termination Date. In the event of such termination, this Agreement shall be deemed terminated for all purposes except to the extent otherwise herein provided.

          D. The obligations of Employee under Section 7 and Section 8 shall survive termination or expiration of this Agreement. The obligations of the Company under Section 10, and those obligations under Section 5 that by their terms are to be paid or to continue after termination of this Agreement, shall also survive such termination.

7.   Proprietary Information.

          A. In performance of services under this Agreement, Employee may have access to:

              (i) information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (hereinafter "Trade Secret" or "Trade Secrets"); or

              (ii) information which does not rise to the level of a Trade Secret, but is valuable to the Company and provided in confidence to Employee (hereinafter "Confidential Information").

          B. Employee acknowledges and agrees with respect to Trade Secrets and Confidential Information provided to or obtained by Employee (hereinafter collectively the "Proprietary Information"):

              (i) that the Proprietary Information is and shall remain the exclusive property of the Company;

              (ii) to use the Proprietary Information exclusively for the purpose of fulfilling Employee's obligations under this Agreement;

              (iii) to return the Proprietary Information, and any copies thereof, in his possession or under his control, to the Company upon request of the Company, or expiration or termination of this Agreement for any reason; and

              (iv) to hold the Proprietary Information in confidence and not to copy, publish, or disclose to others or allow any other party to copy, publish, or disclose to others, in any form, any Proprietary Information without the prior written approval of an authorized representative of the Company.

          C. The obligations and restrictions set forth in this Section 7 shall survive expiration or termination of this Agreement, for any reason, and shall remain in full force and effect as follows:

              (i) as to Trade Secrets, for so long as such information remains subject to protection under applicable law;

              (ii) as to Confidential Information, for a period of two (2) years after expiration or termination of this Agreement for any reason.

          D. The obligations set forth in this section 7 shall not apply or shall terminate with respect to any particular portion of the Proprietary Information which:

              (i) was in Employee's possession, free of any obligation of confidence, prior to his receipt of the Confidential Information from the Company;

              (ii) is in the public domain at the time the Company communicates it to Employee, or becomes available to the public through no breach of this Agreement by Employee; or

              (iii) is received by Employee independently and in good faith from a third party lawfully in possession thereof under circumstances which do not give rise to an obligation on the part of Employee to keep such information confidential.

8. Non-Compete. Employee agrees that in the event of Voluntary Termination by Employee or Termination With Cause, during the period commencing on the date of termination of employment and ending on the third anniversary of such date, Employee shall not, within the Area, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise: (a) perform services substantially similar to those performed by the Employee hereunder for any company or other entity that provides one or more services that compete with the Company Business, or
(b) call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an employee of the Company, for the purpose of having such person work in any other corporation, association, entity, or business.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, such holdings shall not affect the enforceability of any other provision of this Agreement, and all other provisions shall continue in full force and effect.

10. Attorneys' Fees. If a dispute between the parties arises in connection with this Agreement, the prevailing party as determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment is not subject to further appeal due to the passage of time or otherwise) shall be entitled to reimbursement from the other party for reasonable attorneys' fees and expenses incurred by the prevailing party in connection with the resolution of the dispute.

11. Headings. The headings of the several paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

12. Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered personally; (ii) mailed by certified mail, return receipt requested, with proper postage prepaid; or (iii) delivered by recognized courier contracting for same day or next day delivery with signed receipt acknowledgment to:


                    (a)  To the Company:
                         Information Management Resources, Inc.
                         26750 U.S. Highway 19 North
                         Suite 500
                         Clearwater, Florida  30071
                         Attention:  President

                    (b)  To Employee:
                         Satish K. Sanan
                         163 Woodcreek Drive
                         Safety Harbor, Florida 34695

or at such other address as the parties hereto may have last designated by written notice to the other parties. Any item delivered personally or by recognized courier contracting for same day or next day delivery shall be deemed delivered on the date of delivery. Any item mailed shall be deemed to have been delivered on the date evidenced on the return receipt.

13. General Provisions. This Agreement shall be governed by and construed under the laws of the State of Florida, without giving effect to its conflict of law principles. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Neither party may assign his or its rights and obligations under this Agreement to any other party.

14. Entire Agreement. This contains the entire agreement between the parties hereto, and except as otherwise provided in this Agreement, supersedes and cancels all previous and contemporaneous written and oral agreements, including all prior employment agreements between the Company and Employee and amendments thereto. No amendment or modification of this Agreement shall be valid or binding unless in writing and signed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have affixed their seals and executed this Agreement effective as of the date first above written.



                              INFORMATION MANAGEMENT RESOURCES, INC.



                              By:
                                 -----------------------------------------------
                                 Dilip Patel, Vice President and General Counsel

                              Date:
                                   --------------------------

                              EMPLOYEE:



                                                                    (SEAL)
                              --------------------------------------
                              Satish K. Sanan, Individually

                              Date:
                                   --------------------------